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                                                                   EXHIBIT 10(a)

                           MEMORANDUM OF UNDERSTANDING


         Huntington Bancshares Incorporated will agree to assume the Continuity Agreements of Messrs. Ondersma, Stream, Fredricks, and Prins (the "Executives") which will remain in effect until December 31, 1999. Huntington Bancshares Incorporated will also assume the Continuity Agreements of the other employees of First Michigan Bank Corporation which have previously been delivered to Huntington Bancshares Incorporated, which Continuity Agreements will expire three years after the Effective Date of the Merger.

         The Executives will be offered employment with Huntington Bancshares Incorporated or an affiliate ("Huntington") until December 31, 1999 on such terms as agreed to between each Executive and Huntington.

         The nature and compensation of such employment to be offered to the Executives by Huntington will constitute "good reason" under the Continuity Agreements (thereby allowing the Executive to voluntarily terminate his employment and receive the benefits under the Continuity Agreement).

         If the employment of any Executive with Huntington terminates for any reason, including death, disability, voluntary termination by the Executive for any reason, or termination by Huntington for any reason, at any time prior to December 31, 1999, such Executive will be entitled to the benefits under such Executive's Continuity Agreement.

         The total severance benefits under each of the Continuity Agreements, including any applicable gross-up payments, are agreed to be:

         Ondersma  -  $3,465,089                Stream  -  $2,296,471

         Fredricks  -  $1,983,463               Prins  -  $2,075,052


DATE:  May 4, 1997    HUNTINGTON BANCSHARES INCORPORATED


                         /s/ Frank Wobst
                         -------------------------------------------------------
                         Frank Wobst, Chairman and Chief Executive Officer


                         FIRST MICHIGAN BANK CORPORATION


                         /s/ David M. Ondersma
                         -------------------------------------------------------
                         David M. Ondersma, Chairman and Chief Executive Officer